Exhibit 16.1

August 20, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Spire Global, Inc. (formerly Navsight Holdings, Inc.) under Item 4.01 of its Form 8-K dated August 20, 2021. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Spire Global, Inc. contained therein.

Very truly yours,

Marcum LLP

PM/mm

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